UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2021
____________________
Bottomline Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Commission file number: 000-25259

Delaware		02-0433294
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

325 Corporate Drive		03801-6808
Portsmouth,	New Hampshire	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (603) 436-0700

(Former Name or Former Address, if Changed Since Last Report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $.001 par value per share	EPAY	The Nasdaq Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2021, Bottomline Technologies, Inc. (the “Company”) announced that Mr. John Kelly would retire from his position as General Manager, Legal Solutions effective August 24, 2021. The Company recognizes and thanks Mr. Kelly for his dedication and service to the Company.

The Company and Mr. Kelly entered into a letter agreement (the “Letter Agreement”) on July 22, 2021 pursuant to which Mr. Kelly agreed to serve as a special advisor for a period of twelve months following the effective date of his retirement in order to ensure an orderly transition of his responsibilities. In consideration for Mr. Kelly performing such functions as reasonably requested by the Company, prior awards of restricted stock granted to Mr. Kelly will continue to vest during the term of his engagement as an advisor in accordance with the existing terms of those awards.

The foregoing description of the Letter Agreement is not complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated as of July 22, 2021, between the Company and John Kelly
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES, INC.

July 23, 2021	By:	/s/ Eric K. Morgan
Eric K. Morgan
Executive Vice President, Global Controller